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                                                                     EXHIBIT 5.2



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Bernstein, Shur, Sawyer & Nelson, P.A.
                                                                                                          Counselors at Law
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100 Middle Street, West Tower, P.O. Box 9729, Portland, Maine 04104-5029                                  Philip H. Gleason
207-774-1200  Fax 207-774-1127                                                                     Email: pgleason@bssn.com
Internet: bssn.com
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                                     February 19, 2004

Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont  05701

         Re:   REGISTRATION STATEMENT ON FORM S-4
               ----------------------------------


Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance and exchange of up to $45,000,000 original principal amount of 9.75% Senior Subordinated Notes Due 2013 (the "New Notes"), of Casella Waste Systems, Inc., a Delaware corporation (the "Company"), and the guarantees of the obligations represented by the New Notes (the "Guarantees" and, together with the New Notes, the "Securities") by the subsidiaries of the Company set forth on SCHEDULE A hereto (such entities, collectively, the "Guarantors").

         The Securities are to be issued pursuant to an Indenture, dated as of January 24, 2003, as supplemented by the First Supplemental Indenture, dated as of February 2, 2004 (the "Supplemental Indenture") and as further supplemented and amended from time to time (the "Indenture"), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The Securities are to be issued in an exchange offer (the "Exchange Offer") for a like aggregate original principal amount of 9.75% Senior Subordinated Notes Due 2013 currently outstanding (the "Old Notes") in accordance with the terms of an Exchange and Registration Rights Agreement, dated as of February 2, 2004 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and the Purchasers (as defined therein), which is filed as Exhibit 4.3 to the Registration Statement.

         Solely for the purpose of furnishing this opinion, we are acting as special counsel for Maine Energy Recovery Company, Limited Partnership and PERC Management Company Limited Partnership, each a Maine limited partnership (the "Maine LP Guarantors"), in connection with the issuance by the Company and the Guarantors of the Securities. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Registration Rights Agreement, the Indenture, the Supplemental Indenture, resolutions adopted by the sole member of each of the Maine LP Guarantors, as provided to us by the Maine LP Guarantors, the organizational documents of each of the Maine LP Guarantors, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.


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Casella Waste Systems, Inc.
February 19, 2004
Page 2


         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We express no opinion herein with respect to matters governed by any laws other than the state laws of the State of Maine.

         Based upon and subject to the foregoing, we are of the opinion that:

                1. Each Maine LP Guarantor has duly authorized, executed and delivered each of the Indenture and the Supplemental Indenture; and

                2. Each Maine LP Guarantor has duly authorized the execution and delivery of its Guarantee.

         It is understood that this opinion is to be used only in connection with the offer and exchange of the Securities while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Bernstein, Shur, Sawyer & Nelson


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SCHEDULE A


                  All Cycle Waste, Inc.
                  Alternate Energy, Inc.
                  Atlantic Coast Fibers, Inc.
                  B. and C. Sanitation Corporation
                  Blasdell Development Group, Inc.
                  Bristol Waste Management, Inc.
                  C.V. Landfill, Inc.
                  Casella NH Investors Co., LLC
                  Casella NH Power Co., LLC
                  Casella RTG Investors Co., LLC
                  Casella Transportation, Inc.
                  Casella Waste Management of Massachusetts, Inc.
                  Casella Waste Management of N.Y., Inc.
                  Casella Waste Management of Pennsylvania, Inc.
                  Casella Waste Management, Inc.
                  CWM All Waste LLC
                  Data Destruction Services, Inc.
                  Fairfield County Recycling, Inc.
                  FCR Camden, Inc.
                  FCR Florida, Inc.
                  FCR Greensboro, Inc.
                  FCR Greenville, Inc.
                  FCR Morris, Inc.
                  FCR Redemption, Inc.
                  FCR Tennessee, Inc.
                  FCR, Inc.
                  Forest Acquisitions, Inc.
                  Grasslands Inc.
                  GroundCo LLC
                  Hakes C & D Disposal, Inc.
                  Hardwick Landfill, Inc.
                  Hiram Hollow Regeneration Corp.
                  The Hyland Facility Associates
                  K-C International, Ltd.
                  KTI Bio Fuels, Inc.
                  KTI Environmental Group, Inc.
                  KTI New Jersey Fibers, Inc.
                  KTI Operations Inc.
                  KTI Recycling of New England, Inc.
                  KTI Specialty Waste Services, Inc.
                  KTI, Inc.
                  Maine Energy Recovery Company, Limited Partnership Mecklenburg County Recycling, Inc.


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                  Natural Environmental, Inc.
                  New England Waste Services of Massachusetts, Inc. New England Waste Services of ME, Inc.
                  New England Waste Services of N.Y., Inc.
                  New England Waste Services of Vermont, Inc.
                  New England Waste Services, Inc.
                  Newbury Waste Management, Inc.
                  NEWSME Landfill Operations LLC
                  North Country Environmental Services, Inc.
                  Northern Properties Corporation of Plattsburgh Northern Sanitation, Inc.
                  PERC, Inc.
                  PERC Management Company Limited Partnership
                  Pine Tree Waste, Inc.
                  R.A. Bronson Inc.
                  ReSource Recovery of Cape Cod, Inc.
                  ReSource Recovery Systems of Sarasota, Inc.
                  ReSource Recovery Systems, Inc.
                  ReSource Transfer Services, Inc.
                  ReSource Waste Systems, Inc.
                  Rochester Environmental Park, LLC
                  Rockingham Sand & Gravel, LLC
                  Schultz Landfill, Inc.
                  Sunderland Waste Management, Inc.
                  Templeton Landfill LLC
                  U.S. Fiber, Inc.
                  Waste-Stream Inc.
                  Westfield Disposal Service, Inc.
                  Winters Brothers, Inc.
                  Wood Recycling, Inc.